Exhibit 4.2
Execution Version

First Supplemental Indenture
Dated as of March 12, 2009
Supplement to the Senior Note Indenture
Dated as of March 12, 2009

PG&E CORPORATION
Issuer
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

i

     FIRST SUPPLEMENTAL INDENTURE, dated as of March 12, 2009 (this “First Supplemental Indenture”), by and between PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (the “Company” or the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee under the Base Indenture (as hereinafter defined) (the “Trustee”).
RECITALS OF THE COMPANY
     A. The Company and the Trustee are parties to that certain Senior Note Indenture, dated as of March 12, 2009 (the “Base Indenture”) providing for the issuance by the Company of an unlimited number of series of Senior Notes (as defined in the Base Indenture) from time to time.
     B. Under the Base Indenture, the Company is authorized to establish one or more series of Senior Notes at any time in accordance with and subject to the provisions of the Base Indenture, and the terms of such series of Senior Notes may be described by a supplemental indenture executed by the Company and the Trustee.
     C. The execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution (as defined in the Base Indenture).
     D. Concurrent with the execution hereof, the Company has caused its counsel to deliver to the Trustee an Opinion of Counsel (as defined in the Base Indenture) pursuant to Section 102 of the Base Indenture.
     E. The Company has done all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms.
     NOW, THEREFORE, the Company and the Trustee agree, for the benefit of each other and for the equal and proportionate benefit of Holders of the 5.75% Senior Notes (as defined below) with respect to all provisions herein applicable to such series of notes, as follows:
ARTICLE I
DEFINITIONS
     Unless the context otherwise requires, capitalized terms used but not defined herein have the meaning set forth in the Base Indenture. The following additional terms are hereby established for purposes of this First Supplemental Indenture and shall have the meanings set forth in this First Supplemental Indenture only for purposes of this First Supplemental Indenture:
     “5.75% Senior Notes” has the meaning set forth in Section 201 hereto.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 5.75% Senior Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 5.75% Senior Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
     “Primary Treasury Dealer” means a primary U.S. Government Securities dealer in the United States.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Redemption Price” has the meaning set forth in Section 301 hereto.
     “Reference Treasury Dealer” means (1) each of BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. and their respective successors, unless any of them ceases to be a Primary Treasury Dealer, in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date. For purposes of this definition only, “Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.
     “Remaining Scheduled Payments” means, with respect to each of the 5.75% Senior Notes that the Company is redeeming pursuant to Section 301 hereto, the remaining scheduled payments of principal and interest that would be due after the applicable Redemption Date if such 5.75% Senior Notes were not redeemed. However, if the Redemption Date is not a scheduled Interest Payment Date with respect to such 5.75% Senior Notes, the amount of the next succeeding scheduled interest payment on such 5.75% Senior Notes will be reduced by the amount of interest accrued on such 5.75% Senior Notes to the Redemption Date.
     “U.S. Government Securities” means securities which are (a) direct obligations of the United States of America for the payment on which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government

Security or a specific payment of interest on or principal of any such U.S. Government Security held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

     The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
ESTABLISHMENT OF THE 5.75% SENIOR NOTES
     SECTION 201 Establishment and Designation of the 5.75% Senior Notes.
     Pursuant to the terms hereof and Section 301 of the Base Indenture, the Company hereby establishes a series of Senior Notes designated as the “5.75% Senior Notes due April 1, 2014” (the “5.75% Senior Notes”). The 5.75% Senior Notes may be reopened, from time to time, for issuances of additional Senior Notes of such series, and any additional Senior Notes issued and comprising 5.75% Senior Notes shall have identical terms as the 5.75% Senior Notes, except that the issue price, issue date and, in some cases, the first Interest Payment Date may differ.
     SECTION 202 Form of the 5.75% Senior Notes.
     The 5.75% Senior Notes shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit A hereto.
     SECTION 203 Minimum Denomination.
     The 5.75% Senior Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     SECTION 204 Principal Amount of the 5.75% Senior Notes.
     The 5.75% Senior Notes shall be issued in an initial aggregate principal amount of $350,000,000.
     SECTION 205 Interest Rates; Stated Maturity of the 5.75% Senior Notes.
     The 5.75% Senior Notes shall bear interest at the rate of 5.75% per annum and shall have a Stated Maturity of April 1, 2014 (the “Maturity Date”).
     SECTION 206 No Sinking Fund.
     No sinking fund is provided for the 5.75% Senior Notes.

     SECTION 207 Time for Payment.
     The Company shall make payments of principal, premium, if any, and interest on the 5.75% Senior Notes by 11:00 a.m., New York City time, on each Interest Payment Date, Redemption Date or the Maturity Date, as applicable.
     SECTION 208 Paying Agent and Security Registrar.
     The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the 5.75% Senior Notes. The 5.75% Senior Notes shall be payable at the Corporate Trust Office of the Trustee.
     SECTION 209 Global Securities; Appointment of Depositary for Global Securities.
     The 5.75% Senior Notes shall be issued in the form of one or more permanent Global Securities as provided in Section 203 of the Base Indenture and deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee.
     The 5.75% Senior Notes shall initially be registered in the name of Cede & Co., as the nominee of DTC.
     None of the Company, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Senior Notes or any transactions between the Depositary and beneficial owners.
     SECTION 210 Other Terms of the 5.75% Senior Notes.
     The other terms of the 5.75% Senior Notes shall be as expressly set forth herein and in Exhibit A.
ARTICLE III
OPTIONAL REDEMPTION BY COMPANY
     SECTION 301 Optional Redemption.
     Optional Redemption of 5.75% Senior Notes. Subject to the terms and conditions of the Base Indenture, the 5.75% Senior Notes are redeemable at the option of the Company in whole or in part at any time at a redemption price equal to the greater of:
          (a) 100% of the principal amount of the 5.75% Senior Notes to be redeemed; or

          (b) as determined by the Quotation Agent, the sum of the present values of the Remaining Scheduled Payments of principal and interest on the 5.75% Senior Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 50 basis points;
plus, in either of the above cases, accrued and unpaid interest thereon to but not including the Redemption Date (the “Redemption Price”). The Redemption Price shall be calculated assuming a 360-day year consisting of twelve 30-day months.
     SECTION 302 Calculation of Redemption Price. The Company shall calculate the Redemption Price for any redemption of Senior Notes pursuant to Section 301 and notify the Trustee of such Redemption Price before it sends the amount of the Redemption Price to the Trustee or any Paying Agent.
     SECTION 303 Notice of Redemption. Notice of any redemption pursuant to Section 301 shall be given in the manner and at the time set forth in Section 1104 of the Base Indenture; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined pursuant to Section 301 hereof as of the date such notice is being given to the Holders of the 5.75% Senior Notes being redeemed.
ARTICLE IV
MISCELLANEOUS
     SECTION 401 Application of First Supplemental Indenture.
     Except as provided herein, each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to 5.75% Senior Notes established hereby and not to any other series of Senior Notes established under the Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.
     SECTION 402 Effective Date of First Supplemental Indenture.
     This First Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.
     SECTION 403 Counterparts.
     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 404 Notices.
     All notices sent to the Trustee in accordance with the Base Indenture shall also be sent to:
Deutsche Bank National Trust Company
25 DeForest Avenue
Mail Stop: SUM01-0105
Summit, New Jersey 07901
Attn.: Trust & Securities Services
Fax: 732-578-4635

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

PG&E CORPORATION, as Issuer
By:	/s/ Christopher P. Johns
	Name:	Christopher P. Johns
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

Signature page to First Supplemental Indenture

EXHIBIT A
FORM OF 5.75% SENIOR NOTES DUE APRIL 1, 2014
     THIS SENIOR NOTE IS A SENIOR NOTE AND A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
     UNLESS THIS SENIOR NOTE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT :	ORIGINAL ISSUE DATE:	INTEREST RATE: 5.75% per annum
$350,000,000	March 12, 2009

MATURITY DATE:	INTEREST PAYMENT DATES:	THIS SENIOR NOTE IS A:
☑ Global Book-Entry Senior Note
April 1, 2014	April 1 and October 1, commencing October 1, 2009	☐ Certificated Senior Note
REGISTERED OWNER: Cede & Co., as
nominee of The Depository Trust Company

PG&E CORPORATION
5.75% SENIOR NOTES DUE APRIL 1, 2014
(Fixed Rate)

No. R-1	Principal Amount: $350,000,000
CUSIP No: 69331C AE8
     PG&E CORPORATION, a corporation duly organized and existing under the laws of the State of California (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the Original Issue Date stated above or, in the case of a 5.75% Senior Note Due April 1, 2014 issued upon the registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above, commencing October 1, 2009 at the rate of 5.75% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 5.75% Senior Note Due April 1, 2014 (this “Senior Note,” and together with all other 5.75% Senior Notes Due April 1, 2014 (the “5.75% Senior Notes”) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the 5.75% Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the 5.75% Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.
     Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of the 360-day year of twelve 30-day months and will accrue from March 12, 2009 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any date on which interest is payable on this Senior Note (other than the Maturity Date) is not a Business Day then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after maturity.
     Payment of principal of, premium, if any, and interest on the 5.75% Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the 5.75% Senior Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the 5.75% Senior Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due on the Maturity Date or earlier redemption of such Senior Notes shall be made at the office of the Paying Agent upon surrender of such Senior Notes to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer to registered Holders of at least $10,000,000 in principal amount of the 5.75% Senior Notes at such place and to such account at a banking institution in the United States as such Holders may designate in writing to the Trustee at least sixteen (16) days prior to the date for payment.
     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 5.75% SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 5.75% Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed.
     Dated: March 12, 2009

PG&E CORPORATION
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This Senior Note is one of the Senior Notes of the series designated as the 5.75% Senior Notes due April 1, 2014 referred to in the within-mentioned Indenture.
     Dated: March 12, 2009

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee
By:
Authorized Signatory

Reverse of Senior Note
     This 5.75% Senior Note Due April 1, 2014 is one of a duly authorized issue of Senior Notes of the Company, issued and issuable in one or more series under a Senior Note Indenture, dated as of March 12, 2009 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of March 12, 2009 (the “First Supplemental Indenture”, and with all additional indentures supplemental thereto, and any constituent instruments establishing the terms of particular Senior Notes, being herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Senior Notes thereunder and of the terms and conditions upon which Senior Notes are, and are to be, authenticated and delivered. The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.
     Subject to the terms and conditions of the Indenture, the 5.75% Senior Notes are redeemable at the option of the Company (“Optional Redemption”), in whole or in part, prior to Maturity, at a Redemption Price equal to the greater of:
          (a) 100% of the principal amount of the 5.75% Senior Notes to be redeemed; or
          (b) as determined by the Quotation Agent, the sum of the present values of the Remaining Scheduled Payments of principal and interest on the 5.75% Senior Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to but not including the Redemption Date.
     Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such 5.75% Senior Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of the 5.75% Senior Notes to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the 5.75% Senior Notes being redeemed. If money sufficient to pay the Redemption Price of all the 5.75% Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such 5.75% Senior Notes or portions thereof shall cease to bear interest. The 5.75% Senior Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

     In the event of redemption of this Senior Note in part only, a new 5.75% Senior Note or 5.75% Senior Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.
     As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Senior Note when due.
     If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding 5.75% Senior Notes, considered as one class, may declare the principal amount of all 5.75% Senior Notes then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that with respect to certain Events of Default relating to bankruptcy, insolvency and similar events, the principal amount of all 5.75% Senior Notes then Outstanding shall be due and payable immediately without further action by the Trustee or the Holders.
     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Senior Notes of each series affected by such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of 5.75% Senior Notes, on behalf of the Holders of all 5.75% Senior Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
     As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 5.75% Senior Notes, the Holders of at least 33% in aggregate principal amount of the 5.75% Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of the 5.75% Senior Notes at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new 5.75% Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The 5.75% Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 5.75% Senior Notes are exchangeable for a like aggregate principal amount of 5.75% Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     The Company shall not be required to execute or to provide for the registration of the transfer of or the exchange of (A) any 5.75% Senior Note during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the 5.75% Senior Notes called for redemption, or (B) any 5.75% Senior Note selected for redemption in whole or in part, except the unredeemed portion of any 5.75% Senior Note being redeemed in part.
     Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Senior Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Senior Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the 5.75% Senior Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.
     All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
     To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                                         to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your signature:
(Sign exactly as your name appears on the face of this Senior
Note)
Tax Identification No.:
SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor
institution” meeting the requirements of the Security
Registrar, which requirements include membership or
participation in the Securities Transfer Agent Medallion
Program (“STAMP”) or such other “signature guarantee program”
as may be determined by the Security Registrar in addition
to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.